                                                                   EXHIBIT 10.30

                               AGREEMENT OF MERGER

                  THIS AGREEMENT OF MERGER ("Agreement"), dated as of March ___, 1997, is entered into between Meade Instruments Corp., a California corporation ("Meade California"), and Meade Merger Corp., a Delaware corporation and wholly-owned subsidiary of Meade California ("Meade Delaware"). Meade California and Meade Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                              W I T N E S S E T H:

                  WHEREAS, Meade California is a corporation duly organized and existing under the laws of the State of California;

                  WHEREAS, Meade Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

                  WHEREAS, on the date of this Agreement, Meade California has authority to issue 21,000,000 shares of capital stock, consisting of: (i) 15,000,000 shares of Series A Common Stock, no par value ("California Series A Common Stock"), of which 4,250,000 shares are issued and outstanding or reserved for issuance; (ii) 5,000,000 shares of Series B Common Stock, no par value ("California Series B Common Stock"), of which 1,500,000 shares are issued and outstanding or reserved for issuance; and (iii) 1,000,000 shares of Preferred Stock, no par value, of which 1,000 shares of Series A Preferred Stock ("California Series A Preferred Stock") are issued and outstanding;

                  WHEREAS, on the date of this Agreement, Meade Delaware has authority to issue 21,000,000 shares of capital stock, consisting of: (i) 15,000,000 shares of Series A Common Stock, par value $0.01 per share ("Delaware Series A Common Stock"), 10 of which shares are issued and outstanding and owned by Meade California; (ii) 5,000,000 shares of Series B Common Stock, par value $0.01 per share ("Delaware Series B Common Stock"), of which no shares are issued and outstanding; and (iii) 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which 1,000 shares have been designated Series A Preferred Stock ("Delaware Series A Preferred Stock") and no shares are issued and outstanding;

                  WHEREAS, the respective Boards of Directors of Meade California and Meade Delaware have determined that it is advisable and in the best interests of each of such corporations that Meade California merge with and into Meade Delaware upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of Meade California from California to Delaware;

                  WHEREAS, the respective Boards of Directors of Meade California and Meade Delaware have, by resolutions duly adopted, approved this Agreement;

                  WHEREAS, Meade California has approved this Agreement as the sole stockholder of Meade Delaware; and

                  WHEREAS, the shareholders of Meade California have approved this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Meade California and Meade Delaware hereby agree as follows:

                  1. Merger. Subject to the conditions of this Agreement, Meade California shall be merged with and into Meade Delaware (the "Merger"), and Meade Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and at the time of filing of a copy of this Agreement of Merger or an appropriate Certificate of Merger, providing for the Merger, with the Secretary of State of the State of Delaware (the "Effective Time"). There shall also be filed a copy of this Agreement of Merger with appropriate certificates of merger, providing for the Merger, with the Secretary of State of the State of California before, on or after the Effective Time.

                  2. Governing Documents. The Certificate of Incorporation of Meade Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, except that such Certificate of Incorporation shall hereby be amended to change the name of the Surviving Corporation to "Meade Instruments Corp." and the Bylaws of Meade Delaware, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, of the Certificate of Incorporation of the Surviving Corporation and applicable law.

                  3. Succession. At the Effective Time, the separate corporate existence of Meade California shall cease, and Meade Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Meade California shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Meade California, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Meade California. The employees and agents of Meade California shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Meade California. The requirements of any plans or agreements of Meade California involving the issuance or purchase by Meade California of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number and same class of shares of the Surviving Corporation.

                  4. Directors and Officers. The Directors and Officers of Meade California on the Effective Time shall be and become the sole Directors and Officers, holding the same titles and positions, of the Surviving Corporation on the Effective Time, and after the Effective Time shall serve in accordance with the Bylaws of the Surviving Corporation.

                  5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Meade California such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Meade California, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Meade California or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  6. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) each share of California Series A Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Delaware Series A Common Stock;

                  (b) each share of California Series B Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Delaware Series B Common Stock;

                  (c) each share of California Series A Preferred Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Delaware Series A Preferred Stock; and

                  (d) the 10 shares of Delaware Series A Common Stock presently issued and outstanding in the name of Meade California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Series A Common Stock, and no shares of Delaware capital stock or other securities of Meade Delaware shall be issued in respect thereof.

                  7. Conditions to Obligations. The obligations of each party to complete the Merger are subject to the following conditions:

                  (a) Meade California Shareholder Approval. The Merger shall have received the requisite approval of the shareholders of Meade California pursuant to the General Corporation Law of the State of California.

                  (b) Approval from Government Agencies. All governmental approvals and other actions required to effect the Merger and related transactions shall have been obtained, without conditions or restrictions that the affected party reasonably considers unduly burdensome.

                  8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of California capital stock shall, respectively, be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware capital stock into which the shares of California capital stock, formerly represented by such certificates, have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware capital stock evidenced by such outstanding certificate as above provided.

                  9. Options. The same number of shares of Delaware Series A Common Stock shall be reserved for purposes of the Meade California 1997 Stock Incentive Plan (the "Plan") as is equal to the number of shares of California Series A Common Stock so reserved as of the Effective Time. As of the Effective Time, Meade Delaware hereby assumes the Plan and all obligations of Meade California under the Plan.

                  10. Other Employee Benefit Plans. As of the Effective Time, Meade Delaware hereby assumes all obligations under any and all employee benefit plans of Meade California in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

                  11. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplement not adopted and approved by the shareholders of Meade California and Meade Delaware shall affect the rights of either or both of such shareholders in a manner which is materially adverse to either or both of them or change any of the principal terms of this Agreement of Merger.

                  12. Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Meade California, notwithstanding approval of this Agreement by the stockholder of Meade Delaware or by the shareholders of Meade California, or both, if, in the opinion of the

Board of Directors of Meade California, circumstances arise which, in the opinion of such Board of Directors, make the Merger for any reason inadvisable.

                  13. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

                  IN WITNESS WHEREOF, Meade California and Meade Delaware have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                        MEADE INSTRUMENTS CORP.,
                                        a California corporation



                                        By:   ________________________________
                                              John C. Diebel
                                              Chief Executive Officer

ATTEST:


By:  _________________________
     Steven G. Murdock
     Secretary

                                        MEADE MERGER CORP.,
                                        a Delaware corporation



                                        By:   ________________________________
                                              John C. Diebel
                                              Chief Executive Officer

ATTEST:


By:  _________________________
     Steven G. Murdock
     Secretary